Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 29, 2012, among Thermadyne Holdings Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of December 3, 2010, as amended and supplemented by the First Supplemental Indenture, dated as of February 27, 2012 (the “Indenture”) providing for the issuance of 9% Senior Secured Notes due 2017 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, any Guarantor (with respect to its Guarantee or the Indenture) and the Trustee may amend or supplement the Indenture, any Guarantee, the Notes or any Security Document without the consent of any Holder (as defined in the Indenture) of the Notes to cure any ambiguity, omission, mistake, defect or inconsistency;

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Company and the Guarantors have been duly performed and complied with;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Company and the Guarantors, pursuant to the foregoing authority, propose in and by this Supplemental Indenture to amend the Indenture and have requested that the Trustee join in the execution of this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS. Pursuant to Section 9.01 of the Indenture, the Indenture is hereby amended as follows:

(a)	Section 1.01 of the Indenture is hereby amended by inserting in alphabetical order the following definitions:

““Collateral Trustee” means U.S. Bank National Association, acting in its capacity as collateral trustee under the ABL Collateral Documents, or any successor thereto.”

““Security Agreement” means the security agreement by and between the Company, the grantors party thereto and the Collateral Trustee, dated as of the Issue Date, as amended, supplemented or otherwise modified from time to time.”

(b)	The definition of “Additional Notes” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

““Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.02, 2.14, 4.09 and 4.12 hereof, as part of the same series as the Initial Notes.”

(c)	The definition of “Excluded Assets” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

““Excluded Assets” means “Excluded Property” as defined in the Security Agreement.”

(d)	Clause (14) of the definition of “Consolidated Net Income” is hereby deleted in its entirety and replaced with the following:

“(14) non-cash gains and losses attributable to movement in the mark-to-market valuation of Permitted Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 shall be excluded.”

3. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. SEVERABILITY. In case any provision in this Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THERMADYNE HOLDINGS CORPORATION

/s/ Jeffrey S. Kulka
By: Jeffrey S. Kulka
Title: Executive Vice President and Chief Financial Officer

THERMADYNE INDUSTRIES, INC. THERMAL DYNAMICS CORPORATION THERMADYNE INTERNATIONAL CORP. VICTOR EQUIPMENT COMPANY STOODY COMPANY, as guarantors

/s/ Jeffrey S. Kulka
By: Jeffrey S. Kulka
Title: Executive Vice President and Chief Financial Officer

Executed by THERMADYNE AUSTRALIA PTY	)
LTD ACN 071 843 028 in accordance with section	)
127(1) of the Corporations Act 2001 (Cth):	)
)
)

/s/ Graeme Williams		/s/ Jeffrey S. Kulka
Signature of director		Signature of director

Graeme Williams		Jeffrey S. Kulka
Name (please print)		Name (please print)

Executed by CIGWELD PTY LTD ACN 007 226)
815 in accordance with section 127(1) of the	)
Corporations Act 2001 (Cth):	)
)
)

/s/ Graeme Williams		/s/ Jeffrey S. Kulka
Signature of director		Signature of director

Graeme Williams		Jeffrey S. Kulka
Name (please print)		Name (please print)

U.S. BANK NATIONAL ASSOCIATION, as Trustee

/s/ Raymond S. Haverstock
Authorized Signatory